Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2004 relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders of MeadWestvaco Corporation, which is incorporated by reference in MeadWestvaco Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us as “experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

February, 27 2004